UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GROWLIFE, INC.
(Exact name of Registrant as Specified in its charter)

Delaware	90-0821083
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5400 Carillon Point, Kirkland, WA 98033
 (Address, Including Zip Code, of Principal Executive Offices)

GrowLife, Inc. 2017 Stock Incentive Plan
 (Full title of the Plan)

Marco Hegyi
Chief Executive Officer
5400 Carillon Point
Kirkland, WA 98033
(866) 781-5559
 (Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	100,000,000 Shares	$.016	$1,600,000	$199.20

(1)
Represents 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) of GrowLife, Inc. (the “Registrant” or “Company”) being registered herein that are issuable pursuant to the GrowLife 2017 Stock Option Plan (the “2017 Stock Option Plan”), attached hereto as Exhibit 99.1. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the 2017 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase or decrease in the number of outstanding shares of the Common Stock of the Registrant.
(2)
Estimated solely for the purpose of calculating the amount of the offering price, aggregate offering price, and registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act. The offering price, aggregate offering price, and the registration fee are calculated based upon the average of the high and low prices reported on the OTC Bulletin Board as of February 5, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Company’s 2017 Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.            Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Company’s 2017 Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act.

The documents containing the information specified in Items 1 and 2 of Part I are not required to be filed with the U.S. Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.  Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The following documents filed by us with the Commission are incorporated by reference:

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed March 31, 2017, including all material incorporated references therein and all amendments thereto;

(b)
All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017, including but not limited to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed May 8, 2017, Form 10-Q for the period ended June 30, 2017, filed with the Commission on August 11, 2017; and Form 10-Q for the quarter ended September 30, 2017, filed with the Commission on November 2, 2017, including all material incorporated references therein and all amendments thereto;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 16, 2017 and amended on August 17, 2017 and August 25, 2017; and,
(d)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form SB-2 filed under the Exchange Act on December 13, 2001, including any amendment or report filed for the purpose of updating such description. A more recent description of the Registrant’s Common Stock can be found in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

Horwitz + Armstrong, A Professional Law Corporation, counsel to the Company, is a holder of 4,800,680 shares of Common Stock of the Company as of the date of this filing. Except with respect to Horwitz + Armstrong, A Professional Law Corporation, no expert named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries.

Item 6.   Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The registrant has adopted provisions in the registrant’s certificate of incorporation and bylaws that limit or eliminate the personal liability of the registrant’s directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or officer will not be personally liable to the registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

●
any breach of the director’s duty of loyalty to the registrant or its stockholders;

●
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●
any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

●
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the registrant’s bylaws provide that:

●
the registrant will indemnify its directors, officers and, in the discretion of its board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

●
the registrant will advance reasonable expenses, including attorneys’ fees, to its directors and, in the discretion of its board of directors, to its officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of the registrant, subject to limited exceptions

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits

Exhibit Number	Description
5.1	Opinion of Counsel	Filed Herewith
23.1	Consent of Independent Registered Public Accounting Firm	Filed Herewith
23.2	Consent of Counsel (included in Exhibit 5.1)	Filed Herewith
24.1	Powers of Attorney (included on signature page of this Registration Statement)	Filed Herewith
99.1	GrowLife 2017 Stock Option Plan	*

*Filed as Annex 1 within the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 16, 2017, incorporated herein by reference.

Item 9.  Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1) and (2) above do not apply if the Registration Statement is on Form S-8, and the information required to be included is a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Kirkland, State of Washington, on February 6, 2018.

GROWLIFE, INC.

By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of GrowLife, Inc., a Delaware corporation, do hereby constitute and appoint Marco Hegyi, Chief Executive Officer, and Mark Scott, Chief Financial Officer, and each of them, acting singly, as the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed on February 6, 2018, by the following persons in the capacities indicated.

Signature	Title
/s/ Marco Hegyi	Chief Executive Officer, President and Director (Principal Executive Officer)
Marco Hegyi

/s/ Mark Scott	Chief Financial Officer, Secretary, and Director (Principal Financial and Accounting Officer)
Mark Scott

/s/ Michael Fasci	Director
Michael Fasci

/s/ Katherine McLain	Director
Katherine McLain

/s/ Thom Kozik	Director
Thom Kozik